INDEPENDENT AUDITOR`S CONSENT
Series 1





We consent to the incorporation by reference in Form N-1A of our report dated January 20, 2005, and appearing on Page 20 of the Offering Circular
on the financial statements of Bank Investment Fund   Fund One, appearing
on Pages 21 through 29 of the Offering Circular for the year ended December 31, 2004.



Parent McLaughlin & Nangle
Certified Public Accountants



Boston, Massachusetts
January 20, 2005



INDEPENDENT AUDITOR`S CONSENT
Series 2





We consent to the incorporation by reference in Form N-1A of our report dated January 20, 2005, and appearing on Page 18 of the Offering
Circular on the financial statements of Bank Investment Fund
Liquidity Fund, appearing on Pages 19 through 27 of the Offering
Circular for the year ended December 31, 2004.



Parent, McLaughlin & Nangle
Certified Public Accountants



Boston, Massachusetts
January 20, 2005